UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________________________

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

Aegion Corporation
(Exact name of registrant as specified in its charter)

Delaware	17988 Edison Avenue Chesterfield, Missouri 63005 (636) 530-8000	45-3117900
(State or other jurisdiction of incorporation)	(Address of Principal Executive Offices)	(IRS Employer Identification No.)

AEGION CORPORATION
2016 EMPLOYEE EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

MARK A. MENGHINI, ESQ.
Senior Vice President and Interim General Counsel
Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005
(636) 530-8000
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
MICHELE C. KLOEPPEL, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Aegion Corporation Class A Common Stock, $0.01 par value	1,700,000	$22.64	$38,488,000.00	$4,791.76

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of Aegion Corporation, a Delaware corporation (the “Registrant”), as may become issuable pursuant to the anti-dilution provisions of the employee benefit plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

(2)
Estimated solely for the purposes of computing the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Global Select Market on May 1, 2018.

_____________________________________________

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register one million seven hundred thousand (1,700,000) additional shares (the “Additional Shares”) of the Registrant’s Common Stock issuable under the Aegion Corporation 2016 Employee Equity Incentive Plan, as amended from time to time (the “Plan”). The Additional Shares are in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2016 (File No. 333-211130) and April 28, 2017 (File No. 333-217531) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(i)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 1, 2018;

(ii)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed May 3, 2018;

(iii)
The Registrant’s Current Reports on Form 8-K or 8-K/A (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto), filed March 1, 2018, March 1, 2018, March 6, 2018, March 13, 2018, April 19, 2018, April 26, 2018, April 27, 2018, and May 3, 2018; and

(iv)
The description of the Registrant’s Class A Common Stock set forth in the Registrant’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits required to be filed as part of this Registration Statement on Form S-8 are listed on the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 3, 2018.

AEGION CORPORATION

By	/s/ David F. Morris
David F. Morris
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Charles R. Gordon and David F. Morris, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Charles R. Gordon	President, Chief Executive Officer	May 3, 2018
Charles R. Gordon	and Director
(Principal Executive Officer)

/s/ David F. Morris	Executive Vice President	May 3, 2018
David F. Morris	and Chief Financial Officer
(Principal Financial Officer)

/s/ Alfred L. Woods	Chairman of the Board	May 3, 2018
Alfred L. Woods

/s/ Stephen P. Cortinovis	Director	May 3, 2018
Stephen P. Cortinovis

/s/ Stephanie A. Cuskley	Director	May 3, 2018
Stephanie A. Cuskley

/s/ Rhonda Germany Ballintyn	Director	May 3, 2018
Rhonda Germany Ballintyn

/s/ Juanita H. Hinshaw	Director	May 3, 2018
Juanita H. Hinshaw

/s/ M. Richard Smith	Director	May 3, 2018
M. Richard Smith

/s/ Phillip D. Wright	Director	May 3, 2018
Phillip D. Wright

/s/ Walter J. Galvin	Director	May 3, 2018
Walter J. Galvin

EXHIBIT INDEX

Exhibit No.
3.1
Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed on October 26, 2011), and Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K12B filed on October 26, 2011).

3.2	Certificate of Correction of the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2013).

3.3	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed August 4, 2015).

5.1	Opinion of Thompson Coburn LLP, dated May 3, 2018, as to the legality of the securities being registered, filed herewith.

10.1
Aegion Corporation 2016 Employee Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-35328), filed by the Registrant on March 11, 2016 in connection with the 2016 annual meeting of stockholders).

10.2
First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-35328), filed by the Registrant on March 17, 2017 in connection with the 2017 annual meeting of stockholders).

10.3
Second Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-35328), filed by the Registrant on March 16, 2018 in connection with the 2018 annual meeting of stockholders).

23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.2	Consent of Thompson Coburn LLP (included in Exhibit 5.1), filed herewith.

24.1	Power of Attorney (set forth on signature page hereto), filed herewith.